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                        DAVIS INTERNATIONAL SERIES, INC.
                             ARTICLES SUPPLEMENTARY
                                       TO
                       ARTICLES OF INCORPORATION PURSUANT
                 TO SECTIONS 2-208 AND 2-208.1 OF THE MARYLAND
                            GENERAL CORPORATION LAW

         Davis International Series, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Prior to the designation and classification of the common stock of the corporation, the corporation had a total of 5,000,000,000 authorized shares, $0.001 par value per share, 4,500,000,000 shares of which are unclassified and 500,000,000 shares of which are designated as the Davis International Total Return Fund, of which 150,000,000 shares are classified as Davis International Total Return Fund Class A Common Stock, 150,000,000 shares are classified as Davis International Total Return Fund Class B Common Stock, 25,000,000 shares are classified as Davis International Total Return Fund Class C Common Stock, 150,000,000 shares of which are classified as Davis International Total Return Fund Class Y Common Stock and 25,000,000 of which are unclassified. The aggregate par value of all the authorized stock is $50,000,000, of which $45,000,000 is unclassified and $5,000,000 is classified.

         SECOND: The Articles of Incorporation are hereby supplemented by (I) designating a new series of common stock to be known as Davis International Growth Fund Class A Common Stock, Davis International Growth Fund Class B Common Stock, Davis International Growth Fund Class C Common Stock and Davis International Growth Fund Class Y Common Stock; and (ii) designating out of the unclassified shares 500,000,000 shares as Davis International Growth Fund Class A Common Stock, 350,000,000 shares as Davis International Growth Fund Class B Common Stock, 120,000,000 shares as Davis International Growth Fund Class C Common Stock, and 30,000,000 shares as Davis International Growth Fund Class Y Common Stock.

         THIRD: The Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock of each Fund shall represent investment in the same pool of assets with respect to each such Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of Incorporation of the Corporation and as set forth below:

                  (i) Expenses related to the distribution of each class of stock and such other expenses as may be permitted by rule or order of the Securities and Exchange Commission and as the Board of Directors shall deem appropriate shall be borne solely by each class, and the bearing of such

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                  expenses shall be appropriately reflected (in the manner
                  determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the stock of such Class:

                  (ii) The Class A Common Stock may be subject to a front-end load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and, in addition, Class A Common Stock may also be subject to a contingent deferred sales charge, as determined by the Board of Directors from time to time prior to issuance of such stock;

                  (iii) The Class B Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and shall be converted to Class A Common Stock at the end of eight (8) years after purchase or such earlier period as determined by the Board of Directors including giving effect to reciprocal exchange privileges;

                  (iv) The Class C Common Stock may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock;

                  (v) The Class Y Common Stock may be sold without a front-end sales load or contingent deferred sales charge and without a Rule 12b-1 distribution fee;

                  (vi) Each class shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine; and

                  (vii) Nothing herein shall prohibit the imposition of a redemption fee or exchange fee upon any Class as may be determined by the Board of Directors from time to time;

         FOURTH: Immediately following the designation of stock, the corporation will have a total of 5,000,000,000 shares, $0.001 par value per share, 3,500,000,000 of which shares shall be undesignated; 500,000,000 of which shares shall be designated as Davis International Total Return Fund, of which 150,000,000 shares shall be classified as Davis International Total Return Fund Class A Common Stock, 150,000,000 shares shall be classified as Davis International Total Return Fund Class B Common Stock, 25,000,000 shares shall be classified as Davis International Total Return Fund Class C Common Stock, 150,000,000 shares shall be classified as Davis International Total Return Fund Class Y Common Stock, and 25,000,000 shares shall be unclassified; and 1,000,000,000 of which shares shall be designated the Davis International Growth Fund, of which 500,000,000

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         shares shall be classified as Davis International Growth Fund Class A
         Common Stock, 350,000,000 shares shall be classified as Davis International Growth Fund Class B Common Stock, 120,000,000 shares shall be classified as Davis International Growth Fund Class C Common Stock and 30,000,000 shares shall be classified as Davis International Growth Fund Class Y Common Stock. The aggregate par value of all the authorized stock is $50,000,000, of which $35,000,000 is unclassified and $15,000,000 is classified.

         FIFTH: The stock of the Corporation has been designated and classified by the Board of Directors of the Corporation in accordance with and pursuant to Article FIFTH, Section (b) of the Articles of Incorporation of the Corporation.

         SIXTH: The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

         SEVENTH: The Board of Directors duly adopted a resolution (i) designating a new series of common stock to be known as Davis International Growth Fund Class A Common Stock, Class B Common Stock, Class C Common and Class Y Common Stock; and (ii) designating out of the unclassified shares 500,000,000 shares as Davis International Growth Fund Class A Common Stock, 350,000,000 shares as Davis International Growth Fund Class B Common Stock, 120,000,000 shares as Davis International Growth Fund Class C Common Stock; and 30,000,000 shares of Davis International Growth Fund Class Y Common Stock.

         IN WITNESS WHEREOF, Davis International Series, Inc., has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on October 6, 1998.

                                       DAVIS INTERNATIONAL SERIES, INC.



                                       BY:
                                          -------------------------------------
                                          Kenneth C. Eich, Vice President

ATTEST:



-------------------------------
Thomas D. Tays, Secretary


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         THE UNDERSGINED, the Vice President of DAVIS INTERNATIONAL SERIES,
INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

DATED:  October 6, 1998



                                           ------------------------------------
                                           Kenneth C. Eich, Vice President